SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
of 1934
                              (Amendment No.   )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]	Preliminary  Proxy Statement

[   ]	Confidential, for Use of the Commission Only (as permitted by
           Rule 14a-6(e)(2))

[ X ]	Definitive Proxy Statement

[   ]	Definitive Additional Materials

[   ]	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                       Mercantile Stores Company, Inc.
               (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (check the appropriate box):

[ X ]	No fee required

[   ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(2) and 0-11
	1) Title of each class of securities to which transaction applies:   N/A
	2) Aggregate Number of securities to which transaction applies:      N/A
	3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
 4) Proposed maximum aggregate value of transaction:	 	               N/A
	5) Total fee paid:					 	                                            N/A

[   ]	Fee paid previously with preliminary materials.

[   ]	Check box if any part of the fee is offset as provided by Exchange
             Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)  Amount Previously Paid:			 		                                   N/A
	2)  Form, Schedule or Registration Statement No.: 		                N/A
	3)  Filing Party:						                                             N/A
	4)  Date Filed:						 	                                             N/A

Mercantile Stores Company, Inc.                       1100 North Market Street
                                                    Wilmington, Delaware 19801


                        NOTICE OF ANNUAL STOCKHOLDERS' MEETING


            To the Stockholders:

            NOTICE is hereby given that the annual stockholders' meeting of Mercantile Stores Company, Inc., a Delaware corporation, will be held at 1100 North Market Street, Wilmington Trust Center, Wilmington, Delaware 19801, on Wednesday, May 28, 1997, at
            11:00 A.M., for the following purposes, as described in the accompanying proxy statement:


            1.	To elect three directors of the Company to serve for a term
                of three years;
            2.	To approve Arthur Andersen LLP as independent auditors of
                the Company; and
            3.	To transact such other business as may properly come before
                the meeting.


            In lieu of closing the transfer books the Board of Directors has fixed April 11, 1997 as the record date for the determination of the stockholders entitled to notice of and to vote at said meeting or at any adjournment or adjournments thereof.



            Dated:  April 29, 1997	              William A. Carr,
                                           	      Secretary

                        ____________________________________


            A proxy card and the annual report of the Company for the fiscal year ended February 1, 1997 are enclosed.

                                 YOUR VOTE IS IMPORTANT
            Each stockholder who does not expect to be present at the meeting is urged to execute the enclosed proxy and mail it promptly in the enclosed envelope which requires no postage.

                                   PROXY STATEMENT


            General

            This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mercantile Stores Company, Inc. (hereinafter called the Company), to be used at the Annual Meeting of the Stockholders of the Company to be held at 1100 North Market Street, Wilmington Trust Center, Wilmington, Delaware 19801, on Wednesday, May 28, 1997, at 11:00 A.M., for the purposes set forth in the Notice of Meeting. The approximate mailing date of this Proxy Statement and the accompanying proxy is April 29, 1997.


            The accompanying proxy, which is revocable, is solicited by and on behalf of the Board of Directors of the Company. The Company will pay all expenses in connection with preparing, assembling and mailing the proxies and it will reimburse agents or nominees of stockholders for reasonable out-of-pocket and clerical expenses incurred in seeking proxies or authorizations to execute proxies from their principals. In addition to solicitation by mail, the Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies from beneficial owners of shares held of record by brokerage houses, banks and other custodians, nominees or fiduciaries, at a cost not to exceed $6,000 plus reasonable out-of-pocket expenses.


            The enclosed proxy card also serves as a voting instruction to the trustee of the Company's Savings, Profit Sharing and Supplemental Retirement Plan with respect to shares held by the trustee for Plan participants. Participants in the Plan who are also holders of additional shares of common stock will receive one proxy card for all holdings registered in a similar manner. Participants in the Plan will receive a separate proxy card for their individual and Plan holdings if their accounts are not registered in a similar manner. Unvoted shares of the Plan will be voted by the trustee in its discretion.


            Voting Rights and Votes Required

            The outstanding voting securities of the Company consist of common shares with a par value of $.14-2/3 per share. There are authorized and issued 36,887,475 shares, of which 43,425 shares are held in the Company's treasury. Only stockholders of record at the close of business on April 11, 1997, are entitled to vote at the meeting and each share of stock is entitled to one vote on all matters. Under the Company's By-laws, a quorum will be present if a majority of the Company's outstanding shares is represented in person or by proxy. Shares of common stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

            Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the three nominees in the absence of instructions to the contrary. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. The affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and entitled to vote is required for the approval of the independent auditors. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to the approval of the independent auditors, but will not be counted as a vote in favor of the matter. Accordingly, an abstention from voting on the approval of the independent auditors will have the same legal effect as a vote against the matter. Broker non-votes will not be considered as present and entitled to vote with respect to the approval of the independent auditors.

            ELECTION OF DIRECTORS

            The Restated Certificate of Incorporation of the Company divides the Board of Directors into three Classes with the terms of office of the Directors of each Class ending in different years. The term of the Class II Directors expires with this annual meeting. The terms of the Class I and Class III Directors will expire at subsequent annual meetings. The number of directors of the Company to be elected at the Annual Meeting is three. The shares represented by the proxy will be voted by the persons named in the proxy for the election as directors of the nominees named herein to serve until their successors are elected and qualified. In the event that any of the nominees named below should become unavailable, for any reason, it is intended that the persons named in the proxy will vote for a substitute, who will be designated by the Board of Directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee.

                     Business Experience and Principal Occupation or	             Year in which
                             Employment during past 5 years;	                    he first became
Name and Age	     Positions held with Company; and other Directorships	              a director
                 Class II - Nominees to be elected for term expiring in 2000

H. KEITH H.
 BRODIE, M.D.    President Emeritus of Duke University; member of the Audit,        1987
57               Compensation and Nominating Committees; director of Milliken
                 & Company, manufacturer of textile products.


MINOT K.         Director Emeritus of Milliken & Company, manufacturer of           1943
 MILLIKEN        textile products; member of the Compensation Committee;
81	              director of Minot Mercantile Corporation and Woodbank Mills,
                 Inc. (see note 1 to "Stock Ownership of Management").

ROGER K.       	 Product Line Marketing Manager, Analog Devices, Inc.,		            1991
 SMITH		         manufacturer of semiconductors; member of the Nominating
37		             Committee.


                 Class III - Directors continuing in office until 1998

JOHN A. 	        Attorney at Law; member of the Audit Committee; Chairman	          1980
 HERDEG		        of the Board of Christiana Bank & Trust Company.
59


THOMAS J. 	      President, Chief Operating Officer and director of Milliken        1989
 MALONE		        & Company, manufacturer of textile products; member of the
58		             Audit Committee.


ROGER 		         Chairman and Chief Executive Officer of Milliken &		               1939
 MILLIKEN	       Company, manufacturer of textile products; member of the
81		             Audit, Compensation and Nominating Committees; director
            	    of Minot Mercantile Corporation and Woodbank Mills, Inc.
            	    (see note 1 to "Stock Ownership of Management").


FRANCIS G. 	     Author and lecturer; former Vice President-Marketing,		            1987
 RODGERS	        International Business Machines Corporation; member of
70		             the Compensation Committee; director of Milliken &
            	    Company, manufacturer of textile products; director of
            	    Bergen Brunswig Corporation and Dialogic Corp.

               	 Class I - Directors continuing in office until 1999

GERRISH H.     	 Director Emeritus of Milliken & Company, manufacturer		            1951
 MILLIKEN	       of textile products; director of Minot Mercantile
79		             Corporation and Woodbank Mills, Inc. (see note 1 to
            	    "Stock Ownership of Management").


DAVID L. 	       Chairman of the Board and Chief Executive Officer of		             1992
 NICHOLS	        the Company; former Executive Vice President, Treasurer
55		             and Chief Financial Officer of the Company (1989-1992);
		               director of The Andersons, Inc., a diversified agribusiness
		               and retailing company, and the Federal Reserve Bank of
		               Cleveland.


LAWRENCE R. 	    Chairman of VF Corporation; apparel manufacturer and		             1996
 PUGH		          marketer; former Chief Executive Officer of VF Corporation;
64		             member of the Compensation Committee; director of Milliken
		               & Company, manufacturer of textile products, The Black &
		               Decker Corporation and UNUM Corporation.


                               STOCK OWNERSHIP OF MANAGEMENT
            The following table sets forth information, as of March 31, 1997, concerning the beneficial ownership of Company common stock by the
            Company's directors, the executive officers named in the Summary
            Compensation Table below, and by all directors and executive officers as a group:
                              Amount of Common Stock
                               Beneficially Owned 	               Percent
							                                                              of
Name        	               Directly       Indirectly              Class

H. KEITH H. BRODIE, M.D.          1,000          none	                *
JOHN A. HERDEG                    2,125          none	                *
THOMAS J. MALONE                    600          none                 *
GERRISH H. MILLIKEN             378,153   (see notes 1, 2 and 6)     1.30
                             (see note 2)
                                101,063
         	         (life interest in trusts)
MINOT K. MILLIKEN               400,119   (see notes 1, 3 and 6)     2.32
         	             (see note 3)
                                454,536
                         (life interest in trusts)
ROGER MILLIKEN                4,221,764   (see notes 1, 4 and 6)    11.79
                             (see note 4)
                                121,560
                         (life interest in trusts)
DAVID L. NICHOLS                  2,812         4,479                  *
LAWRENCE R. PUGH                    500          none                  *
FRANCIS G. RODGERS	               2,750          none                  *
ROGER K. SMITH    	              73,572	         none	                 *
                      	       (see note 5)
RANDOLPH L. BURNETTE	             none         	5,090	                 *
JAMES D. CAIN                        25        11,677	                 *
WILLIAM A. CARR	                  1,962	        1,075	                 *
JAMES M. McVICKER	                3,407	        1,566	                 *
All Directors and
  Executive Officers          4,490,079    10,562,287                40.85

 * - Less than one percent.


            There is included in the above figures, with respect to each director and executive officer listed (and all directors and
	           executive officers as a group) the number of shares, if any, credited to each director's and executive officer's account in the Savings, Profit Sharing and Supplemental Retirement Plan and those held in the name of his or her spouse and their minor children. Each director and executive officer, however, disclaims any admission of beneficial ownership of any securities included herein held in the name of his or her spouse or their minor children.

 Notes:	    1.	Minot K. Milliken is the cousin of Roger Milliken and Gerrish
	              H. Milliken, who are brothers.  Minot Mercantile Corporation
		             owned 10,484,875 shares (28.46%) of the common stock of the
		             Company; Woodbank Mills, Inc. owned 27,413 shares (0.07%) of
		             such stock.  Woodbank Mills, Inc. also owned 49.6% of the common
		             stock of Minot Mercantile Corporation (representing 49.6% of
		             the latter's voting securities).

            2.	Gerrish H. Milliken is the beneficial owner of 378,153 shares
             		of the common stock of the Company as a trustee of certain
		             trusts.  Gerrish H. Milliken may be deemed to be a controlling
		             person of each of Minot Mercantile Corporation and Woodbank
		             Mills, Inc., and therefore may be deemed to be the beneficial
		             owner of, and to share the power to direct the voting and/or
		             the disposition of, common stock of the Company held by such
		             corporations.


            3.	Minot K. Milliken is the beneficial owner of 400,119 shares of
             		the common stock of the Company as a trustee and an advisor of
		             certain trusts.  Minot K. Milliken may be deemed to be a
		             controlling person of each of Minot Mercantile Corporation and
	              Woodbank Mills, Inc., and therefore may be deemed to be the
		             beneficial owner of, and to share the power to direct the
		             voting and/or the disposition of, common stock of the Company
		             held by such corporations.


            4.	Roger Milliken is the beneficial owner of 4,221,764 shares of
		             the common stock of the Company as a trustee and an advisor of
		             certain trusts.  Roger Milliken may be deemed to be a
		             controlling person of each of Minot Mercantile Corporation and
		             Woodbank Mills, Inc., and therefore may be deemed to be the
		             beneficial owner of, and to share the power to direct the voting
		             and/or the disposition of, common stock of the Company held by
		             such corporations.


            5.	Roger K. Smith is the beneficial owner of 63,895 shares of the
	              common stock of the Company as a trustee of certain trusts.

            6.	Gerrish H. Milliken, Minot K. Milliken and Roger Milliken and
             		their respective associates, as that term is defined by the
		             rules of the Securities and Exchange Commission, owned
		             beneficially a maximum of 14,898,031 shares (40.44%) of the
		             common stock of the Company.  The shares listed as beneficially
		             owned by each of Gerrish H. Milliken, Minot K. Milliken and
		             Roger Milliken include shares listed as beneficially owned by
		             one or both of the other two.  The overall figures for all
		             officers and directors as a group and the figures included in
		             this note eliminate the duplication of numbers and percentages
		             of shares.

                     STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
            The following table sets forth information concerning beneficial
	           owners of more than 5% of the Company's common stock, as reported
	           by such beneficial owners:

Name and Address of	         Amount of Common Stock and
Beneficial Owner		           Nature of Beneficial Ownership	     % of Class

Minot Mercantile Corporation	         10,484,875                    28.46
1209 Orange Street		                    Direct
Wilmington, Delaware  19801

Minot Mercantile Corporation	       	 14,898,031  (b)             			40.44
 and others joint disclosure(a)	   Direct and Indirect
c/o 1209 Orange Street
Wilmington, Delaware  19801

Wellington Management Company, LLP	    2,179,850  (c)			              5.92
75 State Street
Boston, MA  02109

(a) Please see the notes following the Stock Ownership of Management Table for an explanation of this stock ownership. By definition of the Securities and Exchange Commission, the persons involved in this joint disclosure may be deemed to be "beneficial owners" of substantial quantities of this stock. Except as otherwise set forth in this proxy statement, such persons disclaim admission of beneficial ownership of these securities.

(b) These shares include the shares reported directly above by Minot Mercantile Corporation.

(c)  Based upon information as of December 31, 1996 set forth in a
     Schedule 13G filing dated January 24, 1997. According to its filing, Wellington Management Company, LLP, a registered investment adviser, has shared voting power with respect to 1,443,050 of such shares and shared dispositive power with respect to all of such shares, which are held of record by its clients.

                           BOARD COMMITTEES

The Company's Board of Directors held six regularly scheduled meetings during the last fiscal year. Each director attended at least 75% of the Board meet-ings and the meetings of any committee of which he was a member, with the exception of Thomas J. Malone, who was unable to attend two board meetings due to illness. The Company has standing Audit, Compensation and Nominating Committees of the Board of Directors.

The members of the Audit Committee are H. Keith H. Brodie, M.D., John A. Herdeg, Thomas J. Malone and Roger Milliken. The members of the Audit Committee met three times during the last fiscal year. The Audit Committee is responsible for engaging and discharging auditors; reviewing with the auditors and manage-ment the Company's policies and procedures with respect to internal auditing, accounting and financial controls; reviewing with the independent auditors, upon completion of their audit, their report or opinion and any recommendations they may have for improving internal accounting controls, choice of accounting principles or management systems; and meeting with the Company's financial staff at least two times a year to discuss internal accounting and auditing procedures.

The members of the Compensation Committee are H. Keith H. Brodie, M.D., Minot
K. Milliken, Roger Milliken, Lawrence R. Pugh and Francis G. Rodgers. The Compensation Committee, which met seven times during the last fiscal year, is responsible for reviewing the compensation of the Company's executive officers and recommending changes in such compensation.

The members of the Nominating Committee are H. Keith H. Brodie, M.D., Roger Milliken and Roger K. Smith. The Nominating Committee met two times during the last fiscal year. The Nominating Committee establishes procedures for identifying potential candidates for appointment or election as directors, reviews and makes recommendations regarding the criteria for Board membership, and proposes nominees for election at the annual meeting and candidates to fill board vacancies. The Nominating Committee will consider recommendations from any stockholder who is entitled to vote for the election of directors. Stockholders should send recommendations of candidates for nomination, in writing, no later than December 31, 1997, to the Company's Secretary, 1100 North Market Street, Wilmington, Delaware 19801. Recommendations must be accompanied by the consent of the individual being recommended to be nominated, to be elected and to serve. The submission also should include a statement of the candidate's business experience and other business affiliations.

                           OTHER EXECUTIVE OFFICERS

In addition to the Chief Executive Officer, the Company's other executive officers include: James M. McVicker, 50, who was elected Senior Vice President and Chief Financial Officer in December 1994 (Vice President and Chief Financial Officer in May 1993) and prior to that time was Treasurer or Assistant Treasurer from January 1990; Randolph L. Burnette, 55, who was elected Senior Vice President of Real Estate in April 1997 (Vice President of Real Estate in January 1995 and Vice President of Planning in March 1994) and prior to that time was Director of Merchandise Planning from August 1992; William A. Carr, 58, who was elected Secretary in June 1996 and Treasurer in March 1994 and prior to that time was Controller; Louis L. Ripley, 45, who was elected Vice President of Human Resources in February 1996 and prior to that time was Director of Human Resources and Management Development from February 1994 and previously was Director of Human Resources; Kathryn M. Muldowney, 38, who was elected Vice President and Chief Information Officer in December 1996 and prior to that time was Controller from March 1994 and previously was Director of Strategic Planning from March 1993; and Donald L. Radcliff, 42, who was elected Controller in December 1996 and prior to that time was Director of Accounting Operations from March 1994 and previously was Manager of Accounting Operations.


                           MANAGEMENT REMUNERATION

The Summary Compensation Table below shows compensation earned by or paid to the named executive officers (the Chief Executive Officer and the other four most highly compensated executive officers) for the three years ended February 1, 1997:

Summary Compensation Table:
                                          Annual Compensation

    		                      Fiscal
Name and Principal           Year                              Other Annual     All Other
   Position                 Ended          Salary    Bonus     Compensation     Compensation(a)
David L. Nichols   	        2/01/97        $799,615  $520,749  $0               $67,788
Chairman of the Board	      2/03/96        $725,385  $394,311  $0               $58,925
and Chief Executive Officer	1/28/95        $646,500  $352,525  $0               $50,234

James M. McVicker		         2/01/97	       $409,769  $242,622  $0               $23,084
Senior Vice President and   2/03/96        $361,038  $219,655  $0               $19,833
Chief Financial Officer     1/28/95        $278,519  $202,668  $0               $ 9,511

Randolph L. Burnette        2/01/97        $296,53	  $177,528  $0               $16,571
Senior Vice President of    2/03/96        $274,231  $155,306  $0               $13,672
Real Estate		               1/28/95        $231,131  $114,353  $0               $ 7,752

James D. Cain(c)	           2/01/97        $301,154  $167,764	 $0               $17,323
Vice President of           2/03/96        $307,692  $127,562  $0               $16,450
Administration              1/28/95        $275,000  $159,858  $0               $10,622

William A. Carr             2/01/97        $255,000  $135,809  $0               $12,067
Treasurer and Secretary   		2/03/96        $263,269  $ 74,025  $0               $11,275
                            1/28/95        $245,000  $ 57,191  $0               $ 7,582

(a) All Other Compensation is comprised of the Company's matching contribu-tions under the Company's Savings, Profit Sharing and Supplemental Retirement Plan and the Company's Non-Qualified Savings, Profit Sharing and Supplemental Retirement Plan. Also includes $24,000, $21,000, and $27,000, paid to Mr. Nichols for Board of Directors' meetings during the fiscal years ended February 1, 1997, February 3, 1996, and January 28, 1995, respectively.

(b) Includes a special bonus for the years ended February 3, 1996 and January 28, 1995 in the amount of $25,000 for each year for additional services recognized by the Board of Directors.

(c)  Effective February 1, 1997, Mr. Cain retired.

Report of the Compensation Committee

General.

            The Compensation Committee of the Board of Directors (the "Committee") is composed of five outside directors. The current members of the Committee are H. Keith H. Brodie, M.D., Minot K. Milliken, Roger Milliken, Lawrence R. Pugh and Francis G. Rodgers. As part of its duties, the Committee reviews and recommends to the Board of Directors compensation levels for the Company's executive officers.

            The Company's compensation program reflects the philosophy that executive compensation levels should be linked to Company performance and also be competitive within the retail industry. Historically, the Company has structured compensation principally through base annual salary and year-end bonuses. The Committee recognizes that compensation in excess of $1 million paid to the Company's Chief Executive Officer does not presently qualify for deduction by the Company for federal income tax purposes under
            Section 162(m) of the Internal Revenue Code, but feels that the non-deductible portion is not material. Moreover, the Committee believes that it is important to maintain the flexibility to compensate executive officers in a manner consistent with the stated philosophy of performance-linked and competitive compensation designed to maximize stockholder value, portion of such compensation may not be deductible by the Company.

Base Salaries.

            Base salaries for the Company's executives are determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace. The Company seeks to target base salaries within the median salary level for comparable executive positions.

Annual Bonuses.

            The Company has a Pay-for-Performance year-end bonus program designed to reward management and other key executives for Company performance. Under the program, bonuses are awarded based upon the achievement of pre-defined Company and business unit performance measurements as determined by the Board. For 1996, with respect to each executive officer named in the Summary Compensation Table, bonuses were based on a weighted average performance barometer which included pre-tax store profits, total sales, gross margin return on investment and operating expense ratios. The bonuses reported in the Summary Compensation Table reflect the fact that the weighted average Company performance targets for 1996 were 103.67% achieved.

Compensation of the Chief Executive Officer.

            The compensation of David L. Nichols, Chairman of the Board and Chief Executive Officer of the Company, is determined in accordance with the criteria set forth above.

            Mr. Nichols, who does not have an employment contract, received a salary increase in 1996 of approximately 10.2% to keep his salary within the median marketplace salary level for comparable executive positions and based on an evaluation of the other criteria set forth above under "Base Salaries." Mr. Nichols' bonus for 1996 was based upon the performance of the Company. As a participant in the Pay-for-Performance year-end bonus program, Mr. Nichols received a bonus for 1996 of $521,000, based on the achievement of 103.67% of the weighted average Company performance targets.

1996 Stock Option Plan.

            In 1996 the Board of Directors of the Company adopted the Mercantile Stores Company, Inc. 1996 Stock Option Plan (the "Stock Plan").
            The Stock Plan is intended to enhance the Company's ability to attract and retain employees with valuable ability and experience and to furnish such personnel with incentives to improve operations and increase profits of the Company. In addition, the options will align the interests of executives with those of the stockholders, and thus will provide the executives with additional incentive to maximize stockholder value.

            Options under the Stock Plan will be granted at a price equal to the fair market value of the Company's common stock on the date of grant, and, in general, will be exercisable in four equal increments over the four year period following the date of grant. The Company is authorized to purchase 1,500,000 shares of its common stock for issuance upon exercise of options granted under the Stock Plan.
            The Company may commence making grants under the Stock Plan in 1997.

  H. Keith H. Brodie, M.D.          Minot K. Milliken         Roger Milliken
                      Lawrence R. Pugh           Francis G. Rodgers

Performance Graph (Table)

            Set forth below is a table comparing, over the last five fiscal years, the Company's cumulative total return to shareholders with
            (i) the Standard & Poor's 500 Composite Stock Price Index and (ii) the Standard & Poor's Retail Department Stores Composite Index:

                          Mercantile Stores Company, Inc.

                  Comparison of Five Year Cumulative Total Return*
                      February 1, 1992 Through February 1, 1997

       Mercantile   S & P Retail Department        S & P 500
         Stock  		   Store Composite Index       Composite Index

1992	   $100.00			          $100.00				             $100.00
1993	     98.03			           110.78			             	 110.57
1994   	 114.39		          	 121.81		             		 124.74
1995	    130.81	          		 111.96	             			 125.42
1996   	 143.35		          	 133.27		             		 173.79
1997   	 152.05	          		 141.81                  219.37

* Total return assumes re-investment of dividends.

Assumes $100 invested on February 1, 1992 in Mercantile common stock, S & P 500 Index and S&P Retail Department Stores Composite Index.

Pension Plans

           The Company has maintained a noncontributory Pension Plan since 1945 which has been amended from time to time. The Plan is funded by means of contributions by the Company to the Plan trustee. All employees (including officers) with one year of employment during which at least 1,000 hours were worked and who meet certain age requirements are participants. Normal retirement eligibility occurs at age 65 for participants in the Plan; however, early retirement at a reduced monthly benefit is available to employees who have reached the age of 60 and have at least 5 years of service (as defined). The retirement benefit is in the form of a level monthly payment for life. The benefit for service from February 1, 1976 to February 3, 1996 was determined based on the addition of .875% of each year's compensation up to the year's Taxable Wage Base (as defined) and 1.375% of compensation above such base up to, since 1989, the maximum annual limitation on compensation.

           The Plan was amended effective February 4, 1996 to provide pension benefits which are more commensurate with those prevalent in the competitive retail industry. The amendment adjusted the calculation formula for benefits earned after February 3, 1996. The new formula includes a 2-tier service breakpoint for calculation purposes.
           Under the amended Plan, benefits for associates with up to 20 years of enrollment (as defined) are based on (i) .875% of annual compen-sation up to the year's Taxable Wage Base, plus (ii) 1.875% of compensation above such base up to a compensation level of twice the Taxable Wage Base, plus (iii) 3.0% of compensation above such doubled Taxable Wage Base up to the maximum annual limitation on compensation ($150,000 during 1996). For associates with more than 20 years of enrollment, benefits are based on (i) 1.0% of annual compensation up to the year's Taxable Wage Base, plus (ii) 2.5% of compensation above such base up to a compensation level of twice the Taxable Wage Base, plus (iii) 4.0% of compensation above such doubled Taxable Wage Base up to the maximum annual limitation on compensation.

           Benefits payable under the noncontributory Pension Plan are subject to maximum limitations under the Internal Revenue Code of 1986, as amended (the "Code"). Payments to each employee, upon retirement, are made from a Trust Fund maintained by the trustee. The estimated annual benefits payable on normal retirement (without regard to maximum limitations under the Code) to the named executive officers, except James D. Cain, are as follows: David L. Nichols, $689,122; James M. McVicker, $482,959; Randolph L. Burnette, $242,053; and William A. Carr, $142,728. The annual benefit payable to Mr. Cain, who retired effective February 1, 1997, is $71,246.

           The Company also maintains a Nonqualified Salaried Pension Plan to provide benefits to employees in an amount equal to the amount by which an employee's benefits under the Pension Plan were reduced because of limitations imposed on tax exempt plans by the Internal Revenue Code. For the fiscal year ended February 1, 1997, there were charges against the earnings of the Company with respect to such plan for the named executive officers in the aggregate amount of $284,374.

Severance Protection Agreements

           The Company has entered into severance protection agreements with each of James M. McVicker and Randolph L. Burnette (the "Executives") and David L. Nichols (the "CEO"). The agreements are designed to encourage each such executive to carry out his duties with the Company in the event of a potential change in control of the Company.

           The agreements for the Executives provide that if within 24 months following a change in control (as defined in the agreements) of the Company, the Executive's employment is terminated either (i) by the Company for other than cause or disability or, (ii) by the Executive, for good reason, then such Executive will receive, in addition to base salary and bonus accrued through the date of termination, the greater of: (a) 2.99 times his annual salary and bonus at the highest rate in effect during the one year period prior to the change in control less the cash compensation paid the Executive for services rendered from the date of change in control to the termination date, or (b) two weeks' compensation for every year of service with the Company at a level equal to salary and bonus at the highest rate in effect during the one year period prior to the change in control.
           The agreement with the CEO provides that if within 24 months follow-ing a change in control of the Company, the CEO's employment is terminated either (i) by the Company for other than cause or disability, or (ii) by the CEO for any reason whatsoever, then the CEO will receive in addition to base salary and bonus accrued through the date of termination, the greater of: (a) $2,997,075, or (b)
           2.99 times his annual salary and bonus at the highest rate in effect during the one year period prior to the change in control. In addition, each Executive and the CEO is entitled to: (i) receive all employment benefits for the remainder of, in the case of the Executives, the 24 month period, and in the case of the CEO, the 36 month period, following the change in control; (ii) a lump sum payment equal to the present value of the amount by which retirement benefits would have been larger had, in the case of the Executives, an additional two years, and in the case of the CEO, an additional three years, of credited service been completed; and (iii) legal fees and expenses reasonably incurred in enforcing the agreements.

           The Code imposes certain excise taxes on, and limits the deducti-
           bility of, certain compensatory payments made by a corporation to or for the benefit of certain individuals if such payments are contingent upon certain changes in the ownership or effective control of the corporation or the ownership of a substantial portion of the
        	  assets of the corporation provided that such payments to the
	          individual have an aggregate present value in excess of three times
	          the individual's annualized includible compensation for the base period, as defined in the Code.  The agreements for the Executives provide that such severance payments shall be reduced to the extent necessary so that no such payments are subject to the excise tax.
           The CEO's agreement entitles him to receive an amount sufficient to offset any excise tax payable by the CEO pursuant to the provisions of the Code.

Directors' Compensation

           Directors who are not also officers of the Company receive as yearly compensation $16,000. All directors receive a standard fee of $3,000 for each board meeting attended and $1,000 for each Committee meeting attended plus the payment of expenses incurred in connection therewith. In addition, all members of each Committee receive as yearly compensation $3,000.

Section 16(a) Beneficial Ownership Reporting Compliance

           Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons owning more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of equity securities of the Company. Such persons are also required to furnish the Company with copies of all such forms.

           Based solely upon a review of the copies of such forms furnished to the Company and, in certain cases, written representations that no Form 5 (Annual Statement of Changes in Beneficial Ownership) filings were required, the Company believes that, with respect to the 1996 fiscal year, all required Section 16(a) filings were timely made.

                                 APPROVAL OF AUDITORS

           The auditors selected by the Board of Directors and being recommended to the stockholders for approval for the fiscal year ending January 31, 1998, are Arthur Andersen LLP who were likewise selected and approved for the previous fiscal year.

           Representatives of Arthur Andersen LLP are expected to be present at the stockholders' meeting on May 28, 1997, with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

           The following resolution concerning the appointment of independent auditors will be offered at the meeting:

           "RESOLVED, that the appointment by the Board of Directors of Arthur Andersen LLP to audit the accounts of the Company and its subsidiaries for the fiscal year ending January 31, 1998 is approved."

           Arthur Andersen LLP have been auditing the accounts of the Company and its subsidiaries for many years and are certified public accountants of the highest standing. That firm has no financial interest, direct or indirect, in the Company or any subsidiary and has had no connection with the Company or any subsidiary during the past three years, except the usual professional relationship between auditor and client.

                          TRANSACTIONS WITH MANAGEMENT AND OTHERS

           Milliken & Company, of which Roger Milliken is Chairman and Chief Executive Officer, Thomas J. Malone is President, Chief Operating Officer and a director, Minot K. Milliken and Gerrish H. Milliken are directors emeriti, and H. Keith H. Brodie, M.D., Lawrence R. Pugh and Francis G. Rodgers are directors, is one of the Company's suppliers of some types of merchandise. VF Corporation, of which Lawrence R. Pugh is Chairman of the Board and was formerly the Chief Executive Officer, also supplies the Company with some types of merchandise. Such purchases for resale and use by the Company and its subsidiaries are in the ordinary course of business at competi-tive prices and amounted to approximately $1,330,000 in the case of Milliken & Company and $55,823,000 in the case of VF Corporation during the last fiscal year.

                       STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

           Stockholder proposals for inclusion in Proxy materials for the 1998 Annual Meeting should be addressed to the Company's Secretary, 1100 North Market Street, Wilmington, Delaware 19801, and must be received before December 31, 1997.

           The Board of Directors knows of no matters other than the foregoing to come before the annual meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the meeting.

Dated:  Wilmington, Delaware, April 29, 1997.

                                      	By Order of the Board of Directors,

                                      					William A. Carr, Secretary



                       MERCANTILE STORES COMPANY, INC.

Proxy Solicited by the Board of Directors for Annual Meeting, May 28, 1997

The undersigned hereby appoints David L. Nichols, James M. McVicker and William A. Carr the proxies (each with power to act alone and with power of substitution) of the undersigned to vote at the Annual Meeting of Stockholders of Mercantile Stores Company, Inc. to be held on May 28, 1997, and any adjournment, the shares of stock which the undersigned would be entitled to vote thereat upon all matters properly brought before the meeting. This card also provides voting instructions to the trustee of the Company's Savings, Profit Sharing and Supplemental Retirement Plan with respect to shares held by the trustee for Plan participants.

                              				          Dated:___________________,1997
	 				                                            	__________________
         					                                    	__________________

                               				            Signature of Stockholder

                                          This Proxy Must be Signed Exactly
		                                        				as Name Appears Hereon

                                    					Executors, administrators, trustees,
	 			                                    etc., should give full title as such.
		 		                                    For joint accounts, each owner should
			                                      sign. If the signer is a corporation,
			 	                                    please sign full corporate name by
 				                                    duly authorized officer.


(PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INN ONLY)

The Board of Directors Recommends a Vote FOR Proposals 1 and 2

1. Election of Directors. 	       For All     Withheld      For All Except
			For All	 Nominee(s)
			 Written Below:
      The nominees are:
        H. Keith H. Brodie, M.D.;
        Minot K. Milliken;
        Roger K. Smith            __________   __________    _____________

                              _____________________________________________

                              _____________________________________________

2. Proposal to approve the
   appointment of Arthur
   Andersen LLP as indepen-
   dent auditors.			              __________	  __________	   ____________



The proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.